Exhibit 99.1

[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS REPORTS SECOND QUARTER 2016
NET INCOME OF $3.7 MILLION ON RECORD TOP LINE REVENUE
Positive Operating Leverage Drives Efficiency Improvement
MADISON, Wis., July 28, 2016 (GLOBE NEWSWIRE) -- First Business Financial Services, Inc. (the "Company" or "First Business") (NASDAQ:FBIZ), the parent company of First Business Bank, First Business Bank - Milwaukee and Alterra Bank (“Alterra”), today reported second quarter results led by strong revenue growth, tempered by an increase in loan loss provision.
Highlights for the quarter ended June 30, 2016 include:

•	Net income for the second quarter of 2016 totaled $3.7 million, compared to $3.9 million earned in the second quarter of 2015.

•	Diluted earnings per common share measured $0.43 for the second quarter of 2016, compared to $0.45 for the second quarter of 2015.

•
Annualized return on average assets and annualized return on average equity measured 0.81% and 9.43%, respectively, for the second quarter of 2016, compared to 0.93% and 10.73%, respectively, for the second quarter of 2015.

•
Top line revenue, consisting of net interest income and non-interest income, increased 18% year-over-year to a record $21.6 million. Non-interest income as a percentage of top line revenue measured 27%, exceeding the Company’s 25% target for the first time.

•
Positive operating leverage, the percentage change in operating revenue greater than the percentage change in operating expenses, improved the efficiency ratio to 61.49%, compared to 65.28% for the second quarter of 2015.

•	Period-end loans and leases receivable grew for the seventeenth consecutive quarter to $1.452 billion, up $20.9 million from December 31, 2015.

•	Net interest margin measured 3.59% for the second quarter of 2016, compared to 3.61% for the second quarter of 2015.

•	Provision for loan and lease losses for the second quarter of 2016 was $2.8 million, compared to $520,000 for the second quarter of 2015.

•	Non-performing assets as a percent of total assets measured 1.33% at period end, compared to 1.09% at March 31, 2016 and 1.35% at December 31, 2015.
“We are pleased that First Business’s strong fundamentals, diversified revenue streams and positive operating leverage enabled us to grow capital, non-interest income, net interest income and loans to record levels,” said Corey Chambas, President and Chief Executive Officer. “Despite the quarter’s uncharacteristic credit challenges, we firmly believe in the credit process that has served us well over the past 25 years. The new credit issues this quarter, which we believe are not systemic, are situations which we have thoroughly reviewed and we have made changes to processes which should prevent similar issues on a go forward basis.”
Results of Operations
Net interest income of $15.7 million increased 1.3% compared to the linked quarter and 10.9% compared to the second quarter of 2015. Linked quarter growth was primarily due to an increase in prepayment fees collected in lieu of interest from certain conventional and asset-based loan payoffs during the quarter, which more than offset a linked quarter moderate decline in average loan yields. Compared to the second quarter of 2015, net interest income benefited from an increase in loan prepayment fees as well as a $141.5 million, or 10.7%, increase in average loan and lease balances.
Net interest margin was 3.59% for the first and second quarters of 2016 and 3.61% in the second quarter of 2015. Second quarter 2016 net interest margin included seven basis points related to the net accretion/amortization of purchase accounting adjustments, while the linked quarter and second quarter 2015 margin included eight and 14 basis points, respectively. Excluding the net accretion/amortization of the purchase accounting adjustments, second quarter 2016 net interest margin of 3.52% improved by one basis point from the linked quarter, principally due to higher prepayment fees collected in lieu of interest, partially offset by a temporary increase in cash balances held at the Federal Reserve. Similarly, the net interest margin excluding the net accretion/amortization of purchase accounting adjustments in the second quarter of 2016 improved by five basis points compared to the second quarter of 2015.
Due to the uncertain nature of prepayments on acquired loans, management acknowledges the net accretion/amortization of purchase accounting adjustments may be a source of volatility in future quarters but generally with a declining effect on net interest margin. As of June 30, 2016, $606,000 and $195,000 of purchase accounting discounts and premiums, respectively, remain outstanding. Excluding purchase accounting, management expects to maintain a stable net interest margin driven by appropriate pricing and its ability to mitigate interest rate risk through the Company’s unique wholesale funding model. Net interest margin may also experience occasional volatility due to events such as loan fees collected in lieu of interest, the collection of interest on loans previously in non-accrual or the accumulation of significant short-term deposit inflows.
Non-interest income of $5.8 million for the second quarter of 2016 amounted to 27.0% of top line revenue, exceeding the Company’s 25% target set in October 2015. Non-interest income increased 26.8% from the first quarter of 2016 and 41.1% from the second quarter of 2015. The linked quarter increase primarily reflects stronger than expected gains from SBA loan sales, which benefited from the expansion of the Company’s SBA lending platform into its Wisconsin markets. An increase in loan fees and income from trust and investment services also drove linked quarter growth. The same factors contributed to improved performance compared to the prior year quarter. Gains on the sale of SBA loans totaled an unusually high $2.1 million in the second quarter of 2016, which represented growth of 153.1% from $842,000 earned in the second quarter of 2015. Trust and investment services income totaled $1.3 million, increasing $65,000, or 5.1%, compared to the same quarter in the prior year. Existing client relationships and business development efforts remained strong as trust assets under management and administration measured $1.134 billion at June 30, 2016 compared to $1.107 billion at March 31, 2016 and $998.0 million at June 30, 2015.
Non-interest expense for the second quarter of 2016 was $13.5 million, increasing 6.0% compared to the linked quarter and 12.4% compared to the second quarter of 2015. Other expenses grew $692,000, or 72.3%, for the second quarter of 2016 compared to $957,000 in the linked quarter. The increase included $425,000 in loan related expenses principally due to the volume of due diligence on new and existing business. In addition, other expenses increased $168,000, compared to the linked quarter, as the Company’s estimated share of income from an investment in a limited partnership was less than the share of income recognized in the first quarter of 2016.
The increase in total non-interest expense year-over-year primarily reflects the Company’s ongoing investment in talent, with $1.5 million in higher compensation costs driven by a 23% increase in full-time equivalent employees to 270 at June 30, 2016 from 219 at June 30, 2015. We expect to continue to opportunistically invest in talent to support our strategic growth efforts, both in the form of additional business development and operational staff. Elevated computer software costs related to expanded use of cloud-based applications and an increase in tax credit investment amortization were partially offset by a decline in professional fees of $521,000 year-over-year, in line with expectations.
The Company achieved positive operating leverage for the second quarter of 2016, resulting in an efficiency ratio of 61.49%, compared to 62.44% for the linked quarter and 65.28% for the second quarter of 2015. Management expects the efficiency ratio to trend towards the Company’s long-term objective of 60%, reflecting revenue growth and operating efficiencies achieved through previous and ongoing investments.
In the second quarter of 2016, the Company recorded provision for loan and lease losses totaling $2.8 million, compared to $525,000 in the linked quarter and $520,000 in the second quarter of 2015. Second quarter 2016 provision primarily reflected a $2.2 million increase in new specific reserves and net charge-offs related to two loan relationships and an $816,000 increase in specific reserves related to one energy sector loan, which was previously identified as impaired in the fourth quarter of 2015. The above increases were tempered by improvements in underlying credit metrics in the remaining loan and lease portfolio.
Net charge-offs of $1.3 million represented an annualized 0.35% of average loans and leases for the second quarter of 2016. Annualized net charge-offs measured 0.04% and 0.00% of average loans and leases in the linked quarter and second quarter of 2015, respectively. Net charge-offs of $1.4 million represented an annualized 0.20% of average loans and leases for the six months ended June 30, 2016, compared to $334,000 and 0.05% for the six months ended June 30, 2015.
The effective tax rate was 30.5% in the second quarter of 2016, compared to 34.2% in the linked quarter and 33.7% in the second quarter of 2015. The effective tax rate was 32.6% for the six months ended June 30, 2016, compared to 33.9% for the six months ended June 30, 2015.

Balance Sheet
Period-end loans and leases grew for the seventeenth consecutive quarter, reaching $1.452 billion at June 30, 2016. Loans and leases increased $3.2 million, or 0.2%, from March 31, 2016 and $102.5 million, or 7.6%, from June 30, 2015. On an average basis, loans and leases of $1.460 billion increased by $141.5 million, or 10.7%, compared to the second quarter of 2015. Loan growth was slower than typically generated in a second quarter period, primarily due to elevated payoffs in the asset-based lending business.
Period-end in-market deposits - consisting of all transaction accounts, money market accounts and non-wholesale deposits - increased to $1.131 billion, or 70.3% of total deposits, at June 30, 2016. Period-end wholesale deposits were $477.1 million at June 30, 2016, consisting of brokered certificates of deposit and deposits gathered through internet deposit listing services of $397.1 million and $80.0 million, respectively. In order to reduce interest-rate risk, the Company uses wholesale deposits to efficiently match-fund fixed rate loans. Over time, management expects to maintain a ratio of in-market deposits to total deposits in line with the Company's recent historical range of 60%-70%.
Asset Quality
Management continues to believe the Company’s credit culture is a core competency which differentiates First Business from other banks. However, in the second quarter, deterioration in certain credits had an impact on the Company’s loan loss provision and non-performing asset levels at June 30, 2016. Management took measures in the second quarter to determine the cause of the credit losses and isolated the issues. Subsequently, management has modified reporting structures and reinforced policies and procedures to ensure future lending meets the high standards long established within the First Business franchise.
Non-performing assets totaled $24.2 million at June 30, 2016, increasing by $4.7 million, or 24.0%, compared to $19.5 million at March 31, 2016 and increasing by $7.2 million, or 42.1%, compared to $17.1 million at June 30, 2015. As a percent of total assets, non-performing assets measured 1.33% at June 30, 2016, compared to 1.09% and 1.01% at the end of the linked quarter and year-ago quarter, respectively.
While non-performing assets increased, criticized assets decreased $8.3 million, or 23.3%, to $27.3 million at June 30, 2016, compared to $35.6 million at the end of the linked quarter.
As of June 30, 2016, the Company’s direct exposure to the energy sector was $7.1 million, or 0.49% of total gross loans and leases, with no remaining unfunded commitments. This reflects a decrease of $558,000, or 7.3%, compared to linked quarter entirely due to payments received. The associated reserve for loan and lease losses related to this portfolio was increased to 20.43% at June 30, 2016, compared to 8.25% at March 31, 2016. Of this population, $5.7 million was considered non-performing as of June 30, 2016. After considering specific reserves, management believes the portfolio is adequately collateralized as of the end of the reporting period.
Capital Strength
The Company's earnings continue to generate capital, and its capital ratios are expected to exceed the highest required regulatory benchmark levels. As of June 30, 2016, total capital to risk-weighted assets was 11.44%, tier 1 capital to risk-weighted assets was 9.08%, tier 1 leverage capital to adjusted assets was 8.63% and common equity tier 1 capital to risk-weighted assets was 8.50%.
Quarterly Dividend
As previously announced, during the second quarter of 2016 the Company's Board of Directors declared a regular quarterly dividend of $0.12 per share. The dividend was paid on May 27, 2016 to shareholders of record at the close of business on May 13, 2016. Measured against second quarter 2016 diluted earnings per share of $0.43, the dividend represents what the Company believes is a sustainable 28% payout ratio. The Board of Directors routinely considers dividend declarations as part of its normal course of business.

About First Business Financial Services, Inc.
First Business Financial Services, Inc. (NASDAQ: FBIZ) is a Wisconsin-based bank holding company focused on the unique needs of businesses, business executives, and high net worth individuals. First Business offers commercial banking, specialty finance, and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility, and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:

•	Competitive pressures among depository and other financial institutions nationally and in our markets.

•	Adverse changes in the economy or business conditions, either nationally or in our markets.

•	Increases in defaults by borrowers and other delinquencies.

•	Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems.

•	Fluctuations in interest rates and market prices.

•	The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors.

•	Changes in legislative or regulatory requirements applicable to us and our subsidiaries.

•	Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations.

•	System failure or breaches of our network security, including with respect to our internet banking activities.

For further information about the factors that could affect the Company’s future results, please see the Company’s 2015 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.com

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
ASSETS
Cash and cash equivalents	$131,611	$104,854	$113,564	$122,671	$88,848
Securities available-for-sale, at fair value	137,692	140,823	140,548	143,729	146,342
Securities held-to-maturity, at amortized cost	36,167	36,485	37,282	38,364	39,428
Loans held for sale	5,548	1,697	2,702	2,910	1,274
Loans and leases receivable	1,451,815	1,448,586	1,430,965	1,377,172	1,349,290
Allowance for loan and lease losses	(18,154)	(16,684)	(16,316)	(15,359)	(15,199)
Loans and leases, net	1,433,661	1,431,902	1,414,649	1,361,813	1,334,091
Premises and equipment, net	3,969	3,868	3,954	3,889	3,998
Foreclosed properties	1,548	1,677	1,677	1,632	1,854
Cash surrender value of bank-owned life insurance	28,784	28,541	28,298	28,029	27,785
Investment in Federal Home Loan Bank and Federal Reserve Bank stock, at cost	2,163	2,734	2,843	2,843	2,891
Goodwill and other intangible assets	12,923	12,606	12,493	12,244	12,133
Accrued interest receivable and other assets	25,003	24,945	24,071	25,203	24,074
Total assets	$1,819,069	$1,790,132	$1,782,081	$1,743,327	$1,682,718
LIABILITIES AND STOCKHOLDERS’ EQUITY
In-market deposits	$1,130,890	$1,105,633	$1,089,748	$1,062,753	$1,026,588
Wholesale deposits	477,054	475,955	487,483	476,617	444,480
Total deposits	1,607,944	1,581,588	1,577,231	1,539,370	1,471,068
Federal Home Loan Bank and other borrowings	33,570	35,011	34,740	35,856	46,887
Junior subordinated notes	9,997	9,993	9,990	9,987	9,983
Accrued interest payable and other liabilities	9,164	8,341	9,288	10,147	10,493
Total liabilities	1,660,675	1,634,933	1,631,249	1,595,360	1,538,431
Total stockholders’ equity	158,394	155,199	150,832	147,967	144,287
Total liabilities and stockholders’ equity	$1,819,069	$1,790,132	$1,782,081	$1,743,327	$1,682,718

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Total interest income	$19,555	$19,343	$18,600	$18,135	$17,520	$38,898	$35,736
Total interest expense	3,814	3,804	3,688	3,525	3,332	7,619	6,618
Net interest income	15,741	15,539	14,912	14,610	14,188	31,279	29,118
Provision for loan and lease losses	2,762	525	1,895	287	520	3,287	1,204
Net interest income after provision for loan and lease losses	12,979	15,014	13,017	14,323	13,668	27,992	27,914
Trust and investment services fee income	1,344	1,273	1,217	1,251	1,279	2,618	2,486
Gain on sale of SBA loans	2,131	1,376	1,725	927	842	3,506	1,347
Gain on sale of residential mortgage loans	198	145	115	244	222	342	370
Service charges on deposits	733	742	718	705	693	1,475	1,389
Loan fees	676	609	700	486	499	1,285	1,001
Other	741	449	460	489	591	1,190	1,381
Total non-interest income	5,823	4,594	4,935	4,102	4,126	10,416	7,974
Compensation	8,447	8,370	6,945	7,320	6,924	16,818	14,278
Occupancy	500	508	501	486	486	1,008	986
Professional fees	961	861	1,121	1,268	1,482	1,822	2,393
Data processing	697	651	606	587	655	1,348	1,185
Marketing	448	734	549	693	701	1,182	1,343
Equipment	341	280	316	308	298	621	606
FDIC Insurance	254	291	227	260	220	545	433
Net collateral liquidation costs	68	47	70	22	78	114	380
Net loss (gain) on foreclosed properties	93	—	7	(163)	1	93	(15)
Merger-related costs	—	—	—	—	33	—	111
Other	1,649	957	1,342	1,203	1,096	2,605	2,006
Total non-interest expense	13,458	12,699	11,684	11,984	11,974	26,156	23,706
Income before tax expense	5,344	6,909	6,268	6,441	5,820	12,252	12,182
Income tax expense	1,628	2,362	2,185	2,060	1,962	3,990	4,132
Net income	$3,716	$4,547	$4,083	$4,381	$3,858	$8,262	$8,050

Per common share:
Basic earnings	$0.43	$0.52	$0.47	$0.50	$0.45	$0.95	$0.93
Diluted earnings	0.43	0.52	0.47	0.50	0.45	0.95	0.93
Dividends declared	0.12	0.12	0.11	0.11	0.11	0.24	0.22
Book value	18.20	17.84	17.34	17.01	16.64	18.20	16.64
Tangible book value	16.71	16.39	15.90	15.60	15.24	16.71	15.24
Weighted-average common shares outstanding(1)	8,566,718	8,565,050	8,558,810	8,546,563	8,523,418	8,565,933	8,522,436
Weighted-average diluted common shares outstanding(1)	8,566,718	8,565,050	8,558,810	8,546,563	8,523,418	8,565,933	8,523,557

(1)	Excluding participating securities

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	June 30, 2016			March 31, 2016			June 30, 2015
	Average balance	Interest	Average yield/rate(4)	Average balance	Interest	Average yield/rate(4)	Average balance	Interest	Average yield/rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$933,681	$10,980	4.70%	$922,859	$10,730	4.65%	$824,250	$9,672	4.69%
Commercial and industrial loans(1)	469,888	7,100	6.04%	470,503	7,082	6.02%	439,986	6,408	5.83%
Direct financing leases(1)	30,977	355	4.58%	30,845	343	4.45%	29,631	342	4.62%
Consumer and other loans(1)	25,675	266	4.14%	27,427	289	4.21%	24,888	258	4.15%
Total loans and leases receivable(1)	1,460,221	18,701	5.12%	1,451,634	18,444	5.08%	1,318,755	16,680	5.06%
Mortgage-related securities(2)	142,443	556	1.56%	144,899	599	1.65%	156,137	632	1.62%
Other investment securities(3)	32,169	126	1.57%	31,326	123	1.57%	28,912	116	1.60%
FHLB and FRB stock	2,485	19	3.06%	2,802	21	2.92%	2,926	20	2.73%
Short-term investments	117,180	153	0.52%	101,420	156	0.62%	66,035	72	0.44%
Total interest-earning assets	1,754,498	19,555	4.46%	1,732,081	19,343	4.47%	1,572,765	17,520	4.46%
Non-interest-earning assets	70,947			88,361			92,619
Total assets	$1,825,445			$1,820,442			$1,665,384
Interest-bearing liabilities
Transaction accounts	$147,095	71	0.19%	$162,793	88	0.22%	$105,582	63	0.24%
Money market	674,015	868	0.52%	646,362	828	0.51%	605,195	841	0.56%
Certificates of deposit	65,619	144	0.88%	73,163	151	0.83%	111,192	219	0.79%
Wholesale deposits	471,707	1,955	1.66%	497,274	1,986	1.60%	428,080	1,470	1.37%
Total interest-bearing deposits	1,358,436	3,038	0.89%	1,379,592	3,053	0.89%	1,250,049	2,593	0.83%
FHLB advances	14,338	31	0.86%	7,537	19	1.01%	22,749	31	0.55%
Other borrowings	28,510	468	6.57%	27,006	455	6.74%	25,032	430	6.87%
Junior subordinated notes	9,995	278	11.13%	9,991	277	11.09%	9,981	278	11.14%
Total interest-bearing liabilities	1,411,279	3,815	1.08%	1,424,126	3,804	1.07%	1,307,811	3,332	1.02%
Non-interest-bearing demand deposit accounts	246,604			228,294			205,508
Other non-interest-bearing liabilities	9,944			12,337			8,252
Total liabilities	1,667,827			1,664,757			1,521,571
Stockholders’ equity	157,618			155,685			143,813
Total liabilities and stockholders’ equity	$1,825,445			$1,820,442			$1,665,384
Net interest income		$15,740			$15,539			$14,188
Interest rate spread			3.38%			3.40%			3.44%
Net interest-earning assets	$343,219			$307,955			$264,954
Net interest margin			3.59%			3.59%			3.61%

(1)
The average balances of loans and leases include non-performing loans and leases and loans held for sale. Interest income related to non-performing loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

(4)	Represents annualized yields/rates.

NET INTEREST INCOME ANALYSIS (CONTINUED)

(Unaudited)	For the Six Months Ended
(Dollars in thousands)	June 30, 2016			June 30, 2015
	Average balance	Interest	Average yield/rate(4)	Average balance	Interest	Average yield/rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$928,270	$21,710	4.68%	$819,617	$19,541	4.77%
Commercial and industrial loans(1)	470,196	14,183	6.03%	433,379	13,232	6.11%
Direct financing leases(1)	30,911	698	4.52%	31,183	725	4.65%
Consumer and other loans(1)	26,551	554	4.17%	24,501	507	4.14%
Total loans and leases receivable(1)	1,455,928	37,145	5.10%	1,308,680	34,005	5.20%
Mortgage-related securities(2)	143,671	1,154	1.61%	155,735	1,294	1.66%
Other investment securities(3)	31,748	250	1.57%	28,594	230	1.61%
FHLB and FRB stock	2,643	40	3.03%	2,763	38	2.75%
Short-term investments	109,300	309	0.57%	79,410	169	0.43%
Total interest-earning assets	1,743,290	38,898	4.46%	1,575,182	35,736	4.54%
Non-interest-earning assets	79,657			94,002
Total assets	$1,822,947			$1,669,184
Interest-bearing liabilities
Transaction accounts	$154,944	160	0.21%	$106,442	121	0.23%
Money market	660,189	1,696	0.51%	615,485	1,694	0.55%
Certificates of deposit	69,391	294	0.83%	117,748	439	0.75%
Wholesale deposits	484,491	3,941	1.63%	426,136	2,908	1.36%
Total interest-bearing deposits	1,369,015	6,091	0.89%	1,265,811	5,162	0.82%
FHLB advances	10,937	50	0.92%	16,095	55	0.68%
Other borrowings	27,758	923	6.65%	24,312	849	6.98%
Junior subordinated notes	9,993	555	11.11%	9,979	552	11.06%
Total interest-bearing liabilities	1,417,703	7,619	1.07%	1,316,197	6,618	1.01%
Non-interest-bearing demand deposit accounts	237,449			202,905
Other non-interest-bearing liabilities	11,140			8,202
Total liabilities	1,666,292			1,527,304
Stockholders’ equity	156,655			141,880
Total liabilities and stockholders’ equity	$1,822,947			$1,669,184
Net interest income		$31,279			$29,118
Interest rate spread			3.39%			3.53%
Net interest-earning assets	$325,587			$258,985
Net interest margin			3.59%			3.70%

(1)
The average balances of loans and leases include non-performing loans and leases and loans held for sale. Interest income related to non-performing loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

(4)	Represents annualized yields/rates.

SELECTED FINANCIAL TRENDS

PERFORMANCE RATIOS

	For the Three Months Ended					For the Six Months Ended
(Unaudited)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Return on average assets (annualized)	0.81%	1.00%	0.93%	1.02%	0.93%	0.91%	0.96%
Return on average equity (annualized)	9.43%	11.68%	10.85%	11.93%	10.73%	10.55%	11.35%
Efficiency ratio	61.49%	62.44%	58.75%	64.82%	65.28%	61.95%	63.85%
Interest rate spread	3.38%	3.40%	3.43%	3.44%	3.44%	3.39%	3.53%
Net interest margin	3.59%	3.59%	3.63%	3.61%	3.61%	3.59%	3.70%
Average interest-earning assets to average interest-bearing liabilities	124.32%	121.62%	120.98%	120.05%	120.26%	122.97%	119.68%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Non-performing loans and leases	$22,680	$17,861	$22,298	$9,707	$15,198
Foreclosed properties, net	1,548	1,677	1,677	1,632	1,854
Total non-performing assets	24,228	19,538	23,975	11,339	17,052
Performing troubled debt restructurings	788	1,628	1,735	7,852	1,944
Total impaired assets	$25,016	$21,166	$25,710	$19,191	$18,996

Non-performing loans and leases as a percent of total gross loans and leases	1.56%	1.23%	1.56%	0.70%	1.13%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	1.67%	1.35%	1.67%	0.82%	1.26%
Non-performing assets as a percent of total assets	1.33%	1.09%	1.35%	0.65%	1.01%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.25%	1.15%	1.14%	1.12%	1.13%
Allowance for loan and lease losses as a percent of non-performing loans	80.04%	93.41%	73.17%	158.23%	100.01%

Criticized assets:
Special mention	$—	$—	$—	$—	$—
Substandard	25,723	33,875	26,797	11,144	10,633
Doubtful	—	—	—	—	—
Foreclosed properties, net	1,548	1,677	1,677	1,632	1,854
Total criticized assets	$27,271	$35,552	$28,474	$12,776	$12,487
Criticized assets to total assets	1.50%	1.99%	1.60%	0.73%	0.74%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Charge-offs	$1,350	$244	$967	$138	$84	$1,594	$408
Recoveries	(58)	(87)	(29)	(11)	(69)	(145)	(74)
Net charge-offs	$1,292	$157	$938	$127	$15	$1,449	$334
Net charge-offs as a percent of average gross loans and leases (annualized)	0.35%	0.04%	0.27%	0.04%	—%	0.20%	0.05%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Total capital to risk-weighted assets	11.44%	11.24%	11.11%	11.29%	11.11%
Tier I capital to risk-weighted assets	9.08%	8.96%	8.81%	8.95%	8.78%
Common equity tier I capital to risk-weighted assets	8.50%	8.37%	8.22%	8.34%	8.16%
Tier I capital to adjusted assets	8.63%	8.44%	8.63%	8.59%	8.66%
Tangible common equity to tangible assets	8.05%	8.02%	7.81%	7.84%	7.91%

SELECTED OTHER INFORMATION
Loan and Lease Receivable Composition

	As of
(Unaudited)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
(Dollars in thousands)
Commercial real estate
Commercial real estate - owner occupied	$167,936	$174,286	$176,322	$168,695	$169,768
Commercial real estate - non-owner occupied	502,378	441,539	436,901	416,421	400,018
Construction	88,339	117,825	100,625	99,497	82,285
Land development	60,599	61,953	59,779	58,154	58,033
Multi-family	73,239	84,004	80,254	90,514	86,912
1-4 family	47,289	50,923	50,304	44,169	46,760
Total commercial real estate	939,780	930,530	904,185	877,450	843,776
Commercial and industrial	456,297	461,573	472,193	449,204	454,230
Direct financing leases, net	30,698	31,617	31,093	28,958	28,723
Consumer and other
Home equity and second mortgages	7,372	7,366	8,237	8,908	9,161
Other	18,743	18,510	16,319	13,809	14,547
Total consumer and other	26,115	25,876	24,556	22,717	23,708
Total gross loans and leases receivable	1,452,890	1,449,596	1,432,027	1,378,329	1,350,437
Less:
Allowance for loan and lease losses	18,154	16,684	16,316	15,359	15,199
Deferred loan fees	1,075	1,010	1,062	1,157	1,147
Loans and leases receivable, net	$1,433,661	$1,431,902	$1,414,649	$1,361,813	$1,334,091

SELECTED OTHER INFORMATION (CONTINUED)
Deposit Composition

	As of
(Unaudited)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
(Dollars in thousands)
Non-interest-bearing transaction accounts	$243,370	$236,662	$231,199	$222,497	$221,064
Interest-bearing transaction accounts	151,865	154,351	165,921	155,814	107,318
Money market accounts	671,420	646,336	612,642	591,190	588,240
Certificates of deposit	64,235	68,284	79,986	93,252	109,966
Wholesale deposits	477,054	475,955	487,483	476,617	444,480
Total deposits	$1,607,944	$1,581,588	$1,577,231	$1,539,370	$1,471,068
Trust Assets

(Unaudited)	As of
(in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Trust assets under management	$906,239	$896,414	$817,926	$791,150	$800,615
Trust assets under administration	227,864	210,357	203,181	187,495	197,343
Total trust assets	$1,134,103	$1,106,771	$1,021,107	$978,645	$997,958

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Common stockholders’ equity	$158,394	$155,199	$150,832	$147,967	$144,287
Goodwill and other intangible assets	(12,923)	(12,606)	(12,493)	(12,244)	(12,133)
Tangible common equity	$145,471	$142,593	$138,339	$135,723	$132,154
Common shares outstanding	8,703,942	8,700,172	8,699,410	8,698,755	8,669,836
Book value per share	$18.20	$17.84	$17.34	$17.01	$16.64
Tangible book value per share	16.71	16.39	15.90	15.60	15.24

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
‘‘Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Common stockholders’ equity	$158,394	$155,199	$150,832	$147,967	$144,287
Goodwill and other intangible assets	(12,923)	(12,606)	(12,493)	(12,244)	(12,133)
Tangible common equity	$145,471	$142,593	$138,339	$135,723	$132,154
Total assets	$1,819,069	$1,790,132	$1,782,081	$1,743,327	$1,682,718
Goodwill and other intangible assets	(12,923)	(12,606)	(12,493)	(12,244)	(12,133)
Tangible assets	$1,806,146	$1,777,526	$1,769,588	$1,731,083	$1,670,585
Tangible common equity to tangible assets	8.05%	8.02%	7.82%	7.84%	7.91%

EFFICIENCY RATIO
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of losses or gains on foreclosed properties, other discrete items that are unrelated to the Company’s primary business activities and amortization of other intangible assets, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. In the judgment of the Company’s management, the adjustments made to non-interest expense and operating revenue allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to its business. The information provided below reconciles the efficiency ratio to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Total non-interest expense	$13,458	$12,699	$11,684	$11,984	$11,974	$26,156	$23,706
Less:
Net loss (gain) on foreclosed properties	93	—	7	(163)	1	93	(15)
Amortization of other intangible assets	16	16	17	18	18	32	36
Amortization of tax credit investments	94	112	—	—	—	206	—
Total operating expense	$13,255	$12,571	$11,660	$12,129	$11,955	$25,825	$23,685
Net interest income	$15,741	$15,539	$14,912	$14,610	$14,188	$31,279	$29,118
Total non-interest income	5,823	4,594	4,935	4,102	4,126	10,416	7,974
Less:
Gain on sale of securities	7	—	—	—	—	7	—
Total operating revenue	$21,557	$20,133	$19,847	$18,712	$18,314	$41,688	$37,092
Efficiency ratio	61.49%	62.44%	58.75%	64.82%	65.28%	61.95%	63.85%